UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2002

DAKOTA GROWERS PASTA COMPANY

(Exact name of Registrant as specified in its charter)

North Dakota	33-99834	46-0423511
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Pasta Avenue
P.O. Box 21
Carrington, North Dakota		58421-0021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 652-2855

Item 1.                             Not Applicable and therefore Omitted.

Item 2.                             Not Applicable and therefore Omitted.

Item 3.                             Not Applicable and therefore Omitted.

Item 4.                             Not Applicable and therefore Omitted.

Item 5.                             Other Events.

                On February 1, 2002, Dakota Growers Restructuring Company, Inc, a wholly owned subsidiary of Dakota Growers Pasta Company (the “Company”), filed a Registration Statement on Form S-4 with the United States Securities and Exchange Commission.  The S-4 describes the proposed conversion of the Company from a North Dakota cooperative into a North Dakota corporation. Subject to the approval of the members of the Company, the proposed conversion will be effected by a series of mergers as described within the S-4.  If the proposed conversion is completed, the Company’s wholly owned subsidiary, Dakota Growers Restructuring Company, Inc., would be the surviving entity, conducting the Company’s on-going business.  Upon completion of the conversion, the surviving entity would adopt the name Dakota Growers Pasta Company, Inc.

Item 6.                    Not Applicable and therefore Omitted.

Item 7.                             Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 2.1	Plan of Merger between Dakota Growers Pasta Company and Dakota Growers Pasta Restructuring Cooperative

Exhibit 2.4	Transaction Agreement

Exhibit 3.1	Articles of Incorporation of Dakota Growers Restructuring Company, Inc.

Exhibit 3.2	Bylaws of Dakota Growers Restructuring Company, Inc.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY

Dated: February 8, 2002	By /s/ Timothy J. Dodd
Timothy J. Dodd, President, General
Manager and Principal Executive Officer